Immediate Release Thursday, May 7, 2009	For Further Information Contact Robert E. Phaneuf Vice President - Corporate Development (918) 632-0680

RAM ENERGY RESOURCES REPORTS FIRST QUARTER 2009 RESULTS

Record High Production
Reaffirms Production Guidance

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced first quarter 2009 earnings and operating results that included reaching a record level of production for the company.

Production

RAM had record production of 655,000 barrels of oil equivalent (BOE) for the first quarter 2009, 7 percent above the 612,000 BOE in the year-ago quarter, primarily as a result of the company’s drilling activity during late 2008 and its drilling success during the first quarter 2009. In addition, average daily production for the first quarter 2009 of 7,278 BOE grew nearly 3 percent over an average daily volume of 7,098 BOE, or a total of 653,000 BOE produced during the fourth quarter of 2008. Oil volumes were slightly below those of the same quarter last year, while NGL and natural gas volumes were both above year-ago levels by 41 percent and 9 percent respectively, as described in Table 5.

Commodity Prices and Revenues

The company’s realized price for oil dropped 60 percent to an average of $38.75 per barrel in the first quarter of 2009 compared with last year’s first quarter average realized price of $96.17 per barrel, as shown in Table 5. The price of NGLs also fell 69 percent to an average price of $16.86 per barrel. Similarly, the company’s realized price for natural gas decreased 49 percent to average $3.86 per thousand cubic feet (Mcf) compared to an average of $7.54 per Mcf in the first quarter of 2008. The impact from the 59 percent decline in average hydrocarbon sales price, on a per BOE basis, more than offset the 7 percent increase in production, causing oil and gas revenues to drop 56 percent to $19.1 million in the first quarter of 2009 compared to $43.5 million in the same quarter of 2008.

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In the first quarter of 2009 realized gains from contract settlements net of premium costs of derivatives were $7.9 million and unrealized mark-to-market losses were $1.0 million, resulting in a total of $6.9 million realized and unrealized derivative gains impacting the quarter. In the first quarter of 2008 realized losses from contract settlements and premium costs of derivatives were $2.3 million and unrealized mark-to-market losses were $5.3 million, resulting in a total of $7.6 million of realized and unrealized losses impacting the quarter. As a result of the impact of derivatives, total revenues and other operating income for the first quarter of 2009 were $26.0 million compared to $36.1 million in the year-ago quarter, as shown in Table 2.

Costs and Expenses

Production expenses were $15.39 per BOE in the first quarter of 2009, or a total of $10.1 million, 1 percent higher on a BOE basis than the $15.23 per BOE, or a total of $9.3 million, in the previous year’s quarter (see Table 5). Production taxes, which are based on realized prices at the wellhead, were $1.33 per BOE in this year’s first quarter, or a total of $872,000, nearly 67 percent below the $3.97 per BOE, or a total of $2.4 million during the 2008 quarter, principally as a result of lower hydrocarbon prices. Production taxes as a percent of oil and natural gas sales were 5 percent in the current year’s quarter compared to approximately 6 percent of sales in the year-ago quarter. General and administrative expenses of $4.3 million, or $6.63 per BOE, fell 26 percent on a BOE basis from the $9.01 per BOE, or $5.5 million last year, evidence of progress in the company’s continued efforts to contain and reduce costs in the current environment. Interest expense for the first quarter of 2009 decreased by $4.6 million, or 56 percent, to $3.6 million compared to the prior year’s first quarter interest expense of $8.2 million. The $4.6 million reduction in total interest expense recorded is due to both a decrease in outstanding indebtedness of $90.0 million and a substantially lower blended interest rate of approximately 4.9 percent in the current quarter compared to a blended interest rate of 8.2 percent in last year’s quarter.

Income and Cash Flow

For the quarter ended March 31, 2009, RAM reported a net loss of $38.1 million, or $0.49 per share, based upon 77.3 million basic weighted average shares outstanding compared

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to a net loss of $523,000, or $0.01 per share, on 59.2 million shares outstanding as described in Table 2. Lower hydrocarbon prices not only negatively impacted oil and gas revenues in the first quarter this year, they also caused the recognition of a noncash impairment of the carrying value of oil and gas properties of $58.9 million ($37.5 million after tax). After considering the tax effected adjustments associated with the impairment, a $1.0 million unrealized loss from derivatives and a litigation settlement charge, the adjusted net income for the first quarter 2009 was $0.3 million (see Table 6).

Despite higher production volumes, lower production taxes and reduced general and administrative expenses, EBITDA for the 2009 quarter of $11.8 million was 51 percent lower than the $24.0 million in the first quarter of 2008, primarily reflecting the substantial drop in hydrocarbon prices between the two periods. Free cash flow was $8.2 million, or $0.11 per basic and diluted shares outstanding, for the first quarter 2009 compared to $14.5 million, or $0.24 per diluted shares outstanding ($0.25 per basic shares), for the same quarter in 2008.

First Quarter 2009 Capital Spending; Production Guidance Reaffirmed

Oil and gas related capital expenditures totaled approximately $13.3 million in the first quarter, of which approximately $12.1 million was allocated to lower risk development and exploitation activities, $319,000 for exploratory activities and $796,000 for the acquisition of proven properties. RAM participated in the drilling of 14 gross (11.5 net) wells during the quarter, of which eight gross (7.4 net) were completed and capable of commercial production, while the remainder were in the process of drilling, testing or completing at the end of the period. In the current environment, the company continues to focus on lower-risk projects capable of supporting its annual production target of 2.5 million BOE. RAM expects to fund its 2009 capital budget at the lower end of its previously disclosed $40 - $45 million range with internally generated cash flow.

First Quarter 2009 Conference Call

The company’s teleconference call to review first quarter results will be broadcast live on a listen-only basis over the internet on Thursday, May 7, at 9:00 a.m. Central Daylight Time. The teleconference may be accessed by dialing 1(800) 299-0433 (domestic) or 1(617) 801-9712 (international) and providing the call identifier “96717026” to the operator. An audio replay

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will be available until May 21, 2009 by dialing 1(888) 286-8010 (domestic) or 1(617) 801-6888 (international) and using pass code “52297096”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All

statements in this release, other than statements of historical facts, that address estimates of capital spending, NYMEX prices of oil and gas and company realizations, the impact of oil and gas derivatives, drilling activities, and events or developments that the company expects or believes are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME. For additional information, visit the company website at www.ramenergy.com.

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TABLE 1
RAM Energy Resources, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 129	$ 164
Cash, restricted	16,000	16,000
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2008)	8,683	8,702
Joint interest operations, net of allowance of $515 ($515 at December 31, 2008)	841	818
Other, net of allowance of $35 ($35 at December 31, 2008)	2,286	4,045
Derivative assets	24,683	21,006
Prepaid expenses	1,775	2,330
Other current contingencies	2,368	2,816
Other current assets	4,388	4,141
Total current assets	61,153	60,022
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	697,390	683,341
Other property and equipment	9,559	9,460
	706,949	692,801
Less accumulated depreciation, amortization and impairment	(464,153)	(396,301)
Total properties and equipment	242,796	296,500
OTHER ASSETS:
Deferred tax asset	52,752	28,724
Derivative assets	824	4,531
Deferred loan costs, net of accumulated amortization of $1,581 ($1,282 at December 31, 2008)	3,716	4,015
Other	1,977	2,053
Total assets	$ 363,218	$ 395,845
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 21,758	$ 26,370
Oil and natural gas proceeds due others	8,094	7,218
Other	631	982
Accrued liabilities:
Compensation	1,131	2,893
Interest	705	865
Franchise taxes	1,320	1,300
Income taxes	243	399
Contingencies	16,000	16,000
Deferred income taxes	5,779	5,779
Asset retirement obligations	1,041	1,093
Long-term debt due within one year	150	160
Total current liabilities	56,852	63,059
OIL & NATURAL GAS PROCEEDS DUE OTHERS	1,666	2,523
DERIVATIVE LIABILITIES	680	-
LONG-TERM DEBT	260,505	250,536
ASSET RETIREMENT OBLIGATIONS	30,451	29,106
COMMITMENTS AND CONTINGENCIES	900	900

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STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 80,547,674 and 79,423,574, shares issued,
79,649,094 and 78,532,134 shares outstanding at March 31, 2009 and December 31, 2008, respectively	8	8
Additional paid-in capital	221,342	220,800
Treasury stock - 898,580 shares (891,440 shares at December 31,2008) at cost	(4,033)	(4,027)
Accumulated deficit	(205,153)	(167,060)
Stockholders' equity	12,164	49,721
Total liabilities and stockholders' equity	$ 363,218	$ 395,845

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TABLE 2
RAM Energy Resources, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)
	Three months ended March 31,
	2009	2008
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$ 11,258	$ 28,660
Natural gas	6,050	10,878
NGLs	1,748	3,995
Realized gains (losses) on derivatives	7,878	(2,318)
Unrealized losses on derivatives	(1,007)	(5,259)
Other	85	94
Total revenues and other operating income	26,012	36,050

OPERATING EXPENSES:
Oil and natural gas production taxes	872	2,429
Oil and natural gas production expenses	10,085	9,322
Depreciation and amortization	8,944	10,623
Accretion expense	404	538
Impairment	58,929	-
Share-based compensation	541	547
General and administrative, overhead and other expenses, net of
operator's overhead fees	4,345	5,517
Total operating expenses	84,120	28,976
Operating income (loss)	(58,108)	7,074

OTHER INCOME (EXPENSE):
Interest expense	(3,608)	(8,162)
Interest income	20	73
Other expense	(433)	(149)
LOSS BEFORE INCOME TAXES	(62,129)	(1,164)
INCOME TAX BENEFIT	(24,036)	(641)
Net loss	$ (38,093)	$ (523)

BASIC LOSS PER SHARE	$ (0.49)	$ (0.01)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	77,290,832	59,161,096

DILUTED LOSS PER SHARE	$ (0.49)	$ (0.01)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	77,290,832	59,161,096

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TABLE 3
RAM Energy Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months ended March 31,
	2009	2008
OPERATING ACTIVITIES:
Net loss	$ (38,093)	$ (523)
Adjustments to reconcile net loss to net cash provided by operating activities-
Depreciation and amortization	8,944	10,623
Amortization of deferred loan costs and Senior Notes discount	299	307
Accretion expense	404	538
Impairment	58,929	-
Unrealized loss on derivatives and premium amortization	1,290	5,259
Deferred income tax benefit	(24,028)	(660)
Share-based compensation	541	547
Loss (gain) on disposal of other property, equipment and subsidiary	(15)	7
Undistributed losses on investment	-	142
Changes in operating assets and liabilities
Deposits to meet derivative margin requirements	-	(10,100)
Accounts receivable	1,756	(2,149)
Prepaid expenses and other assets	832	(477)
Derivative premiums	(579)	(295)
Accounts payable and proceeds due others	(4,944)	4,116
Accrued liabilities and other	(1,903)	(2,108)
Income taxes payable	(156)	19
Asset retirement obligations	(112)	(194)
Total adjustments	41,258	5,575
Net cash provided by operating activities	3,165	5,052
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(13,258)	(13,206)
Proceeds from sales of oil and natural gas properties	210	241
Payments for other property and equipment	(127)	(259)
Proceeds from sales of other property and equipment	23	6
Payments of merger costs	-	35
Net cash used in investing activities	(13,152)	(13,183)
FINANCING ACTIVITIES:
Payments on long-term debt	(5,042)	(29,191)
Proceeds from borrowings on long-term debt	15,000	45,102
Payments for deferred loan costs	-	(16)
Stock repurchased	(6)	(66)
Net cash provided by financing activities	9,952	15,829
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(35)	7,698
CASH AND CASH EQUIVALENTS, beginning of period	164	6,873
CASH AND CASH EQUIVALENTS, end of period	$ 129	$ 14,571
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 149	$ -
Cash paid for interest	$ 3,450	$ 9,466

DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 1,002	$ 129

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TABLE 4
RAM Energy Resources, Inc.
Production by Area

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
Three Months Ended March 31, 2009	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Aggregate Net Production
Oil (MBbls)	19	2	-	251	18	290
NGLs (MBbls)	29	35	-	20	20	104
Natural Gas (MMcf)	519	238	23	119	668	1,567
MBoe	134	77	4	291	149	655

Three Months Ended March 31, 2008
Aggregate Net Production
Oil (MBbls)	10	1	-	232	55	298
NGLs (MBbls)	21	17	-	15	21	74
Natural Gas (MMcf)	604	99	5	152	582	1,442
MBoe	131	35	1	272	173	612

Change in MBoe	3	42	3	19	(24)	43
Percentage Change in MBoe	2.3%	120.0%	300.0%	7.0%	-13.9%	7.0%

*Includes Electra/Burkburnett, Allen/Fitts and Layton Fields

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	TABLE 5
	RAM Energy Resources, Inc.
	Production and Prices Summary

	For Three Months
	March 31		Increase
	2009	2008	(Decrease)

Production volumes:
Oil (MBbls)	290	298	-2.7%
NGL (MBbls)	104	74	40.5%
Natural gas (MMcf)	1,567	1,442	8.7%
Total (Mboe)	655	612	7.0%

Average sale prices received:
Oil (per Bbl)	$ 38.75	$ 96.17	-59.7%
NGL (per Bbl)	$ 16.86	$ 53.99	-68.8%
Natural gas (per Mcf)	$ 3.86	$ 7.54	-48.8%
Total per Boe	$ 29.08	$ 71.13	-59.1%

Cash effect of derivative contracts:
Oil (per Bbl)	$ 14.98	$ (7.78)	-292.5%
NGL (per Bbl)	$ -	$ -	0.0%
Natural gas (per Mcf)	$ 2.25	$ -	0.0%
Total per Boe	$ 12.03	$ (3.79)	-417.4%

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$ 53.73	$ 88.39	-39.2%
NGL (per Bbl)	$ 16.86	$ 53.99	-68.8%
Natural gas (per Mcf)	$ 6.11	$ 7.54	-19.0%
Total per Boe	$ 41.11	$ 67.34	-39.0%

Cash expenses (per Boe):
Oil and natural gas production taxes	$ 1.33	$ 3.97	-66.5%
Oil and natural gas production expenses	$ 15.39	$ 15.23	1.1%
General and administrative	$ 6.63	$ 9.01	-26.4%
Interest	$ 5.02	$ 12.72	-60.5%
Total per Boe	$ 28.37	$ 40.93	-30.7%

Cash flow per Boe	$ 12.74	$ 26.41	-51.8%

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Table 6

RAM Energy Resources, Inc.

EBITDA, Free Cash Flow and Adjusted Net Income

( non-GAAP measures)

(unaudited)

Non-GAAP Financial Measures

EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share based compensation, impairment charges, unrealized gains or losses on derivatives and MTM settlement charges. Free cash flow is also a non-GAAP measure representing EBITDA after adjustments for the cash portion of interest and income taxes. Adjusted net income is a non-GAAP measure which excludes the income tax effected impact of unrealized derivative gains or losses, MTM settlement charges and impairment charges on GAAP income. These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

	Qtr Ended	Qtr Ended
	3/31/2009	3/31/2008
$000s, except per share amounts
EBITDA:
Net (loss)	$ (38,093)	$ (523)
Plus: Interest expense	$ 3,608	$ 8,162
Plus: Amortization and depreciation & accretion	$ 9,348	$ 11,161
Plus: Share-based compensation	$ 541	$ 547
Plus: Income tax benefit	$ (24,036)	$ (641)
Plus: Impairment charges	$ 58,929	$ -
Less: Unrealized loss on derivatives	$ 1,007	$ 5,259
Plus: Settlement transaction charge	$ 448	$ -

EBITDA	$ 11,752	$ 23,965

Less:

Cash paid for interest	$ 3,450	$ 9,466
Cash paid for taxes	$ 149	-

Free cash flow	$ 8,153	$ 14,499

Weighted average shares outstanding - basic	77,291	59,161
Weighted average shares outstanding - diluted	77,392	59,308

Free Cash flow per share - basic	$ 0.11	$ 0.25
Free Cash flow per share - diluted	$ 0.11	$ 0.24

Adjusted net income:
Net (loss)	$ (38,093)	$ (523)

Plus: Tax effected impairment charge	$ 37,535	-
Plus: Tax effected settlement charge	$ 278	-

Plus: Tax effected unrealized loss on derivatives	$ 624	$ 3,261

Adjusted net income	$ 344	$ 2,738

Weighted average shares outstanding - basic	77,291	59,161
Weighted average shares outstanding - diluted	77,392	59,308

Adjusted net income per share - basic	$ 0.00	$ 0.05
Adjusted net income per share - diluted	$ 0.00	$ 0.05